BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 18, 1996

November 14, 1996


Dear Shareholder:

The annual meeting of Bruce Fund, Inc. (the 'Fund") will be held at 4:00 p.m. on Wednesday, December 18, 1996 in the Conference Room at 500 West Madison Street, 39th Floor, Chicago,
Illinois 60661. The purpose of the meeting is:

(1)	to elect three directors of the Fund;

(2)	to approve amendment of the Fund's investment
restrictions to permit the Fund to invest excess cash by the purchase of securities issued by money market funds;

(3)	to ratify or reject the selection of Arthur Andersen
LLF' as independent certified public accountant for the Fund for the year ending June 30, 1997;

(4) to transact any other business that comes before the Meeting.

Enclosed herewith is the Proxy Statement, which discusses each of the above items. if you were a shareholder of the Fund at November 14, 1996, you may vote at the meeting (or at any adjournment of the meeting). For those of who may not be able to attend, the enclosed Proxy is for your vote. Please complete and return the Proxy to us. The Fund's Prospectus dated October 11, 1996 and its latest annual report were previously mailed to you.


R. Jeffrey Bruce
Secretary



BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414 Chicago, Illinois 60606






PROXY STATEMENT





Your proxy is solicited by the Board of Directors of Bruce Fund, Inc.
for the annual meeting of shareholders to be held December 18, 1996, and at any adjournments of the meeting.

ELECTION OF DIRECTORS

The Fund's By-laws presently provide that the number of directors of the Fund shall be not less than three. Proxies may not be voted for a greater number of persons than the number of nominees.

The persons named below, with one exception, were elected to the Board of Directors in 1983, and have been serving continuously since that date. Mr. Ward M. Johnson was elected by the Board in March, 1986 to fill a vacancy created by a resignation. The three persons, identified and described below, will constitute the full Board of Directors of the Fund untfl the next annual meeting of stockholders, and until the successor of each shall have been duly elected and shall have qualified. Robert B. Bruce and James S. Van Pelt, currently owr4 directly or indirectly, shares of the Fund. Information concerning the nominees, including certain information supplied by them, is as follows:

Names and Ages of Nominees
to be Directors of the Fund     Business Experience for Last Five Years

Robert B. Bruce*           1974 to present--principal, Bruce and Co.
Age 65	      (investment adviser); 1982 to present--Chairman of
	        Board of Directors, Treasurer, Professional Life &
	          Casualty Company (life insurance issuers).



'Mr. Bruce owns a controlling interest in Bruce and Co., the investment adviser to the Fund, and is an Interested Person, as defined in the Investment Company Act of 1940, of the Fund. He presently owns 6,620 shares of the Fund.



James S. Van Pelt, Jr. 1986 to present--President, Grundy Industries, Age 60 Inc. (roofing material manufacturer).

Ward M. Johnson	1995 to present--Independent Insurance Sales
Agent. 1993-1995 - CTR Industries, National
Age 59	Sales Manager (manufacturer of cable
assemblies). 1991-1993 - President, Barcode
Addressing Corp.

Each nominee is presently serving and has agreed to continue serving as a director of the Fund. Should any of the nominees become unavailable, however, it is intended that the persons named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend.

The Board of Directors does not have a nominating, audit or compensation committee.

The above-named nominees for directors will receive a small annual fee from the Fund for services rendered as directors of the Fund during the year for which this election is being held; Mr. Bruce, the owner of the investment advisor to the Fund, will not receive any fee.

INVESTMENT ADVISORY AGREEMENT

Bruce and Co. has been serving as investment adviser to the Fund under an Investment Advisory Agreement since 1983. Bruce and Co. is an Illinois corporation located at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. Robert B. Bruce is the principal executive officer and owns controlling interest in the adviser; his office is also at 20 North Wacker Drive (Suite 2414), Chicago, Illinois 60606. He is a nominee for election as a director of Bruce Fund, Inc.

On September 30, 1996, at a meeting of the Board of Directors called for the purpose of considering the terms of the Investment Advisory Agreement and voting upon approval thereof, the independent directors present in person voted to approve the Investment Advisory Agreement with Bruce and Co. dated September 30, 1996. The Agreement is identical in all material respects to the Agreement approved by the shareholders in October, 1983.

Bruce and Co.'s compensation for its services to the Fund are, and at all times have been, calculated as follows:

	Annual Percentage Fee	Applied To Net Assets Of
Fund

1.0%	Up to $20,000,000; plus	0.6%	$20,000,000 through
$100,000,000; plus	0.5%	over $100,000,000

2 -



Bruce and Co. received fees of $24,553 from the Fund during the fiscal year ended June 30, 1996.

The Fund paid brokerage commissions of $2,000 during 1996.
In addition, the Fund purchased securities from dealers acting as principals. These transactions are at net prices which include markups for the dealers. None of the brokers with whom the Fund dealt was affiliated in any manner with the Fund, or with any affiliated person of the Fund, including the investment adviser.

Brokers are selected by Bruce and Co. to effect securities transactions for the Fund based on the adviser's overall evaluation of the commission rates charged, the reliability and quality of the broker's services and the value and expected contribution of such services to the performance of the Fund. Where commissions paid reflect services furnished in addition to execution, such commissions may, on occasion, be somewhat higher than could be obtained from brokers not supplying such services. The adviser considers the supplementary research and statistical or other factual information provided by dealers in allocating portfolio business to dealers. Such allocation is not on the basis of any formula, agreement or understanding.

The Board of Directors of the Fund has in previous years permitted the Fund to pay brokerage commissions which may be in excess of those which other brokers might have charged for effecting the same transactions, in recognition of the value of the brokerage and research services provided by the executing brokers. The research which is received from brokers includes such matters as information on companies, industries, areas of the economy and market factors. The information received may or may not be useful to the Fund, and may or may not be useful to the investment adviser in servicing other of its accounts. Bruce and Co. has attempted and will attempt to evaluate the overall reasonableness of the commissions paid by the Fund by attempting to negotiate commissions which are within a reasonable range, in the light of any knowledge available as to the levels of commissions being charged, but keeping in mind the brokerage and research services provided. None of the Fund's securities transactions during the last fiscal year were placed pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.

AMENDMENT OF INVESTMENT RESTRICTION

The Fund has adopted certain investment restrictions which are matters of fundamental policy and cannot be changed without the approval of the holders of a majority of the outstanding shares of the Fund as defined by the Investment Company Act.
At present, one such restriction prohibits the Fund from purchasing securities of other investment companies. The Fund manager has recommended to the Board of Directors that this restriction be modified to allow the Fund to invest cash in one or more money market funds. At a meeting of the Board of Directors, it was unanimously resolved that, subject to stockholders approval, the above described restrictions appearing in Article TEIRD, Section (1), subsection (g) of the Fund's Articles of Incorporation be repealed, and that in its place and stead, the investment restriction provide that the Corporation shall not -

(g)	purchase the securities of any investment
company, except the Fund may purchase such securities issued by money market funds which are subject to SEC
Rule 2a-7 under the Investment Company Act of 1940.

The Board of Directors recommends the shareholders approve the above amendment to the Fund's investment restrictions.

RATIFICATION OF SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Registration of the Fund shares under the Securities Act of 1933 requires the Fund to make at least annual filings with the Securities and Exchange Commission, which filings include financial statements which must be signed or certified by an independent public accountant. The Board of Directors has unanimously selected the firm of Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois to serve as such independent public accountant for the fiscal year ending in 1997 (as it served during fiscal 1984 through 1996), and will submit this selection for ratification or rejection by the stockholders. The Annual Report for fiscal 1996 was mailed to shareholders in August, 1996. The Fund does not plan to request a representative of Arthur Andersen LLP to be present at the annual meeting.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding capital stock constitutes a quorum at all meetings of stockholders of the Fund. All matters described in this Proxy Statement will be decided by a majority of all votes cast at a duly constituted meeting.

REVOCABILITY OF PROXY AND OTHER MATTER

The enclosed form of proxy, when signed and returned, may nevertheless be revoked at any time prior to its exercise by written notice to the Fund, execution of a subsequent proxy or personal attendance at the Meeting. Unless so revoked, the enclosed form of proxy, properly executed and returned, will be voted in accordance with the instructions thereon. The proxy will be voted in favor of each nominee for director named herein unless a choice is indicated to withhold authority to vote for all of the listed nominees or any individual non-@nee. As to the proposal, the proxy will be voted in favor of that proposal unless a choice is indicated to vote against or to abstain from voting on that proposal.




4 -

This statement is being mailed to stockholders of the Fund on or about November 28, 1996. The solicitation of proxies for the Meeting will be made primarily by mail, but some solicitation may take place by telephone, telegraph and personal interview. The Fund will be responsible for the direct payment of a costs, fees and expenses in connection with such solicitation.

Only stockholders of record at the close of business on November 14, 1996, the record date for the Meeting, will be entitled to vote at the Meeting. At the close of business on the record date there were 18,882 shares of the Fund outstanding and entitled to vote. Each such share entitles the holder of record to one vote.

PROPOSALS OF SECURITY HOLDINGS

Any Fund security holder who wishes to present a proposal to the next (1997) annual meeting of shareholders must make such submission in sufficient time for it to be received at Bruce
Fund, Inc.'s executive offices not less than 120 days in advance of the month and day of this proxy statement.


Board of Directors
BRUCE FUND, INC.


November 14,1996
Chicago, Illinois











PROXY

THE BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois 606061@

The undersigned hereby appoints Robert B. Bruce, James S. Van Pelt, Jr. and Ward M Johnson, an each of them, proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of Bruce Fund, Inc. (the "Fund") to which the undersigned is entitled to vote and act as fully as the undersigned could vote and act if personally present at the Annual Meeting of Stockholders, to be held on Wednesday, December 18, 1996 at 4:00 p.m. in the Conference Room at 500 West Madison Street, 39th Floor, Chicago, Illinois 60661.

C)
YOUR VOTE IS IMPORTANT

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT BY NOT LATER THAN DECEMBER 11, 1996 IN THE ENCLOSED ENVELOPE TO UNIFIED ADVISERS, INC., 429 N. PENNSYLVANIA STREET, INDIANAPOLIS, INDIANA 46204.

This proxy will not be voted unless it is dated and signed exactly as instructed below.

1.	Election of DIRECTORS - FOR all nominees listed below F-I WITHHOLD
AUTHORITY to vote F-I

Nominees:	Robert B. Bruce, James S. Van Pelt, Jr. and Ward
M. Johnson

(INSTRUCTION:	To withhold authority to vote for any individual
nominee or nominees, write each such nominee's name in the space provided below.)


2.	For approval of amendment of the Fund's investment restrictions to permit the Fund to invest excess cash by the purchase of securities issued by money market funds.

FOR            AGAINST,               ABSTAIN
3.	For approval of Arthur Andersen L.L.P. to act as independent certified public accountants for the Fund for the present fiscal year.

FOR           AGAINST                 ABSTAIN

4.	In their discretion upon such other matters as may properly come before the meeting. The Board of Directors recommends that stockholders vote FOR each of the proposals.

	Recipient of the Notice of Annual Meeting of Stockholders and related Proxy Statement, dated November 14, 1996 is hereby acknowledged.


	signature


	Date	1996

	signature


jointly, each Shareholder named should sign. If only one signs, his or her signature If the shares are held s will be binding. If the Shareholder is a corporation, the President or Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner".

(except as marked to the contrary below)       for all nominees below